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                                                                    EXHIBIT 4.04



                              ELECTRONIC ARTS INC.

                             1991 STOCK OPTION PLAN
                  APPROVED BY THE STOCKHOLDERS ON JULY 25, 1991
                           AS AMENDED ON JULY 29, 1999



        1. PURPOSE. This 1991 Stock Option Plan ("Plan") is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success and progress of Electronic Arts Inc., a Delaware corporation, (the "Company"). Capitalized terms not previously defined herein are defined in Section 16 of this Plan.

        2. TYPES OF OPTIONS AND SHARES. Options granted under this Plan (The "Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Revenue Code"), or (b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the common stock of the Company.

        3. NUMBER OF SHARES. The aggregate number of Shares that may be issued pursuant to options granted under this Plan is 18,150,000 Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Options shall be available for future grant and purchase under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

        4. ELIGIBILITY. Options may be granted to employees, officers, and directors who are employees of the Company, or any Parent, Subsidiary or Affiliate of the Company. Directors who are not employees of the Company are not eligible to participate in this Plan. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 13) in its sole discretion shall select the recipients of Options ("Optionees"). An Optionee may be granted more than one Option under this Plan. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Option under this Plan in replacement of the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

        5. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

               a. Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the "Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

               b. Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the committee. The Grant representing the Option will be delivered to Optionee with a copy of this Plan within a reasonable time after the granting of the Option.

               c. Exercise Price. The exercise price of an Option shall be determined by the Committee on the date the Option is granted; provided that the exercise price of an Option shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted; and provided further that the exercise price of any Option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Stockholder") shall not be less than 110% of the Fair Market Value of the Shares on the date the Option is granted.

               d. Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10)

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years from the date the Option is granted, and provided further that no ISO granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years from the date the Option is granted.

               e. Limitations on ISOs. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such year shall be ISOs and the Options for the amount in excess of $100,000 that becomes exercisable in that year shall be NQSOs. In the event that the Revenue Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

               f. Options Non-Transferable. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of Optionee only by Optionee; provided, however, that NQSOs held by an Optionee who is not an officer or director of the Company or other person (in each case, an "Insider") whose transactions in the Company's common stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be transferred to such family members, trust and charitable institutions as the Committee, in its sole discretion, shall approve at the time of the grant of such Option.

               g. Assumed Options. In the event the Company assumes an option granted by another company, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 425(c) of the Revenue Code). In the event the Company elects to grant a new option rather than assuming an existing option (as specified in Section 4), such new option may instead be granted with a similarly adjusted exercise price.

               h. Limitation on Options granted to Individuals. The number of options that may be granted to optionees from July 27, 1994 through the end of the term of the 1991 Plan, April 25, 2001 is limited to one million shares per individual.

        6.     EXERCISE OF OPTIONS.

               a. Notice. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

               b. Payment. Payment for the Shares may be made in cash (by check) or, where approved by the Committee in its sole discretion at the time of grant and where permitted by law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of shares of common stock of the Company having a Fair Market Value equal to the applicable exercise price of the Options, that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of the Securities and Exchange Commission ("SEC") Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market; (iii) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Revenue Code, provided that the portion of the exercise price equal to the par value of the Shares, if any, must be paid in cash or other legal consideration; (iv) by waiver of compensation due or accrued to Optionee for services rendered; (v) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby Optionee irrevocably elects to exercise the option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (vi) provided that a public market for the Company's stock exists, through a "margin" commitment from Optionee and a NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer

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irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (vii) by any combination of the foregoing.

               c. Withholding taxes. Prior to issuance of the Shares upon exercise of an Option, Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

               d. Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following:

                      (i) If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, Optionee may exercise such Optionee's Options to the extent (and only to the extent) that they would have been exercisable upon the date of termination, within three (3) months after the date of termination (or such shorter time period as may be specified in the Grant);

                      (ii) If Optionee's employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of Optionee or disability of Optionee within the meaning of Section 22(e)(3) of the Revenue Code, Optionee's Options may be exercised to the extent (and only to the extent) that they would have been exercisable by Optionee on the date of termination, by Optionee (or Optionee's legal representative) within twelve (12) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

                      (iii) The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated.

                      (iv) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Optionee from exercising the full number of Shares as to which the Option is then exercisable.

                      (v) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act"), all applicable state securities laws and the requirements of any stock exchange or national market system upon which the Shares may then be listed, as they are in effect on the date of exercise. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

                      (vi) An Option shall not be exercisable until such time as the Plan has been approved by the stockholders in accordance with paragraph 12 below.

        7. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Revenue Code. The Committee shall have the power to reduce the exercise price of outstanding Options without the consent of Optionees by a written notice to the Optionees affected; provided, however, that the exercise price per Share may not be reduced below the minimum exercise price that would be permitted under Section 5(c) of this Plan for Options granted on the date the action is taken to reduce the exercise price.

        8. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company at such time after the close of each fiscal year of the Company as such statements are generally released by the Company to its common stockholders generally.

        9. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or

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Affiliate of the Company or limit in any way the right of the Company or any
Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

        10. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the stockholders of the Company, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per Share of such Options shall be proportionately adjusted, subject to any required action by the Board of Directors (the "Board") or stockholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option shall be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

        11.    ASSUMPTION OF OPTIONS BY SUCCESSORS.

               a. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the stockholders of the corporation and the Options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all optionees), (ii) a dissolution or liquidation of the Company, (iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Revenue Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), all outstanding Options shall, not withstanding any contrary terms of the Grant, accelerate and become exercisable in full prior to the consummation of such dissolution, liquidation, merger, sale of assets or other corporate transaction, at such times and on such conditions as the Board shall determine, unless the successor corporation assumes the outstanding Options or substitutes substantially equivalent options. If the Fair Market Value of Shares with respect to which all ISOs are first exercisable in such calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that year shall be ISOs and the Options for the amount in excess of $100,000 shall be NQSOs.

               b. Subject to the foregoing provisions of this Section 11, in the event of the occurrence of any transaction described in Section 11(a), any outstanding Option shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction".

        12. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of Directors of the Company. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the effective date of the Plan, the Board may grant Options pursuant to this Plan; provided that, in the event that stockholder approval is not obtained within the time period provided herein, all Options granted hereunder shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the stockholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such Stockholder approval is not obtained. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 with respect to stockholder approval.

        13. ADMINISTRATION. This Plan may be administered by the Board or a committee appointed by the Board (the "Committee"). If at the earlier of September 1, 1992 or the date that the Board resolves to conform to the amended Rules promulgated by the SEC effective May 1, 1991 pursuant to Section 16 of the Exchange Act, the Board is not comprised entirely of Disinterested Persons, the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, which may consist of the appointment by the Board of a Committee consisting of not less than two (2) persons (who are members of the Board), each of whom is a Disinterested Person. As used in this Plan, references to the "Committee" shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option. The Committee may delegate to officers of the Company the authority to grant Options under this Plan to Optionees who are not Insiders of the Company.

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        14. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date on which this Plan is adopted by the Board.

        15. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect including (but not limited to) amendment of any form of grant, exercise agreement or instrument to be executed pursuant to this Plan; provided, however, that the Committee shall not, without the approval of the stockholders of the company, amend this Plan in any manner that requires such stockholder approval pursuant to the Revenue Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder.

        16. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

               a. "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               b. "Subsidiary" means any corporation (other than the company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               c. "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

               d. "Disinterested Person" means a director who is not, during the period that he is a member of the Committee and for one (1) year prior to service as a member of the Committee, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2), as promulgated by the SEC under Section 16(b) of the Exchange act, as such Rule is amended from time to time and as interpreted by the SEC.

               e. "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee from time to time in good faith. In the event the common stock of the Company is listed on a stock exchange or on the NASDAQ National Market System, the Fair Market Value shall be the closing price of the Corporation's common stock on the date of determination.

                                                       Employee #: Class
                                                       Grant #:______
                                                       Location:_____



                              ELECTRONIC ARTS INC.
                         NONQUALIFIED STOCK OPTION GRANT

        Electronic Arts Inc., a Delaware corporation, (the "Company") hereby grants to the optionee named below (the "Optionee"), a non-qualified stock option (the "Option") under the Company's 1991 Stock Option Plan, as amended (the "Plan"), to purchase the total number of shares set forth below of common stock of the Company (the "Option Shares") at the exercise price per share set forth below (the "Exercise Price"). The option is subject to all the terms and conditions of the Nonqualified Stock Option Grant including the terms and conditions contained in the attached Appendix A (the "Grant") and the Plan, the provisions of which are incorporated herein by reference. The principal features of the option are as follows:

Optionee:

Address:

Number of Option Shares:                     Exercise Price per Share:

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Date of Grant:.                              Expiration Date:

Vest Start Date:

        Subject to the terms and conditions of the Plan and this Grant, the Option shall vest 2% per month for 50 months on the 1st day of each calendar month until the earlier of (1) the date the option becomes fully vested or (2) the date the optionee ceases to be employed. An optionee shall be deemed to have worked a calendar month if optionee has worked any portion of that month. Vesting will be suspended during any unpaid leave of absence. Optionee may first exercise the Option with respect to the vested Option Shares on the first day of the 3rd month from Vest Start Date. Optionee may then exercise the Option with respect to vested Option Shares at any time until expiration or termination.

        PLEASE READ ALL OF APPENDIX A WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE OPTION.

ELECTRONIC ARTS INC.



By:
      ----------------------------------------------
Its:  Sr. Vice President, Chief Financial and Administrative Officer
      ---------------------------------------------------------------



                                                                      ACCEPTANCE

Optionee hereby acknowledges that a copy of the Plan and a copy of the Prospectus as amended are available upon request from the Stock Administration department and can also be accessed electronically. Optionee represents that Optionee has read and understands the terms and conditions thereof, and accepts the Option subject to all the terms and conditions of the Plan and the Grant. OPTIONEE ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON EXERCISE OF THE OPTION AND THAT OPTIONEE SHOULD CONSULT A TAX ADVISER PRIOR TO SUCH EXERCISE.



------------------------------------
Optionee

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                                                                      APPENDIX A


                              ELECTRONIC ARTS INC.
                 NONQUALIFIED STOCK OPTION TERMS AND CONDITIONS
                  UNDER THE 1991 STOCK OPTION PLAN, AS AMENDED


1. Form of Option Grant. Each Option granted under the Plan shall be evidenced by a written Stock Option Grant (the "Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of the Plan.

2. Date of Grant. The date of grant of the Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the committee. The Grant representing the Option will be delivered to Optionee within a reasonable time after the granting of the Option. Copies of the Plan and Prospectus are available electronically at http://www.easm.com.ea.com/legal/91prosp6.htm and http://www.easm.com.ea.com/legal/91plnus6.htm and can also be obtained by contacting the Stock Administration Department.

3. Exercise Price. The exercise price of the Option shall be determined by the Committee on the date the Option is granted; provided that the exercise price of the Option shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

4. Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

5. Restrictions on Exercise. Exercise of the Option is subject to the following limitations:

        (a) The Option may not be exercised until the Plan has been approved by the stockholders of the Company as set forth in the Plan.

        (b) The Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed, as they are in effect on the date of exercise.

        (c) The Option may be exercised even if there is outstanding, within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954, as amended (the "Code"), any incentive stock option to purchase stock of the Company or its Parent or Subsidiary (as defined in the plan) that was granted to the Optionee before the grant of the Option.

6.      Termination of Option.

        (a) Except as provided in this section, the Option shall terminate in whole if Optionee ceases to be an employee of the Company and may not be exercised to the extent terminated. If the Optionee ceases to be an employee of the Company for any reason except by death or disability, the Option, to the extent it is exercisable on the date on which the Optionee ceases to be an employee (the "Termination Date"), may be exercised by the Optionee within three
(3) months after the Termination Date, but in no event later than the Expiration Date.

        (b) Except as provided in this section, the Option shall terminate in part, if Optionee ceases to be a full time employee of the Company but remains an employee of the Company, and may not be exercised to the extent terminated. If the Optionee ceases to be a full time employee of the Company for any reason other than disability, the Option, to the extent it is exercisable on the date on which the Optionee ceases to be a full time employee, may be exercised by the Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date.

               (i) An Optionee shall be deemed to be a "full time" employee if Optionee works not less than 40 hours per week, unless prevailed upon by local law.

               (ii) Except as to the number of Option Shares for which the Option terminates in accordance with subsection (b)(iii) below, the Option shall continue to vest with respect to Option Shares in equal monthly amounts from the Termination Date to the time the Optionee has been continuously employed 50 calendar months from the vest start date set forth in the Grant.

               (iii) The number of Option Shares for which the Option shall terminate in accordance with this Paragraph will be determined by multiplying the total number of Option Shares by the following fraction:

              40 minus [number of hours regularly worked per week]
              ----------------------------------------------------
                                       40

        (c) If the Optionee's employment with the Company is terminated because of the death of the Optionee or disability of the Optionee within the meaning of
Section 22(e)(3) of the Code, the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve months after the Termination Date, but in any event no later than the Expiration Date.

        (d) Nothing in the Plan or the Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

7.      Manner of Exercise.

        (a) The Option shall be exercisable by delivery to the Company of written notice in the form attached hereto as Exhibit A, or in such other form as may be approved by the Board of Directors of the Company, which shall set forth the Optionee's election to exercise the Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

        (b) Such notice shall be accompanied by full payment of the Exercise Price (i) in cash; (ii) by tender of shares of Common Stock of the Company having a fair market value equal to the Exercise Price; or (iii) a combination of the foregoing, provided that a portion of the exercise price equal to the par value of the Shares, if any, must be paid in cash or other legal consideration.

        (c) Prior to the issuance of the Option Shares upon exercise of the Option, the Optionee must pay or make adequate provision for any applicable federal, state, or provincial withholding obligations of the Company.

        (d) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee's legal representative.

8. Compliance with Laws and Regulations. The issuance and transfer of Option Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of such issuance or transfer.

9. Nontransferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

10. Tax Consequences. Set forth below is a brief summary as of the date the form of grant was adopted of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. Additional information is included in the Prospectus for the Plan, as amended. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

        (a) Exercise. Upon exercise, Optionee will recognize compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

        (b) Disposition of the Shares. The IRS Restructuring and Reform Act of 1998, enacted in July 1998 modifies and provides technical corrections to the Taxpayer Relief Act of 1997. The new legislation generally reduces the 18-month holding period requirement to 12 months for tax years ending after December 31, 1997. Therefore, most capital assets held more than 12 months will be subject to a maximum capital gains rate of 20% (10% for individuals in the 15% bracket). A special lower rate of 18% (8% for individuals in a 15% tax bracket) applies to tax years beginning after December 31, 2000 when the asset was held more than five years. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

11. Interpretation. Any dispute regarding the interpretation of this agreement shall be submitted by Optionee or the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

12. Entire Agreement. The Exercise Notice and Agreement attached as Exhibit A and the Plan available upon request from the Stock Administration department and also accessible electronically is incorporated herein by reference. The Grant, the Plan and the Exercise Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

                                                EXHIBIT A TO THE GRANT AGREEMENT
                   STOCK OPTION EXERCISE NOTICE AND AGREEMENT

Electronic Arts Inc.
209 Redwood Shores Parkway
Redwood City, CA  94065

Attention:  Stock Administrator

        1. Exercise of Option. The undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _____ shares of the Common Stock (the "Option Shares") of Electronic Arts Inc. (the "Company") under and pursuant to the Company's ______ Stock Option Plan (the "Plan") and the stock option grant dated _______ _____________________ (the "Grant"). The terms and conditions of the Plan and the Grant are hereby incorporated into and made a part of this Agreement by this reference.

        2. Representations of Optionee. Optionee hereby acknowledges, represents and warrants that Optionee has received, read and understood the Plan and the Grant and will abide by and be bound by their terms and conditions.

        3. Compliance with Securities Laws. Optionee understands and acknowledges that the exercise of any rights to purchase any Option Shares is expressly conditioned upon compliance with the Securities Act of 1933, the Exchange Act of 1934, the requirements of any stock exchange or national market system on which the Company's stock may be listed, and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

        4. Stop Transfer Notices. Optionee understands and agrees that the Company may issue appropriate "stop transfer" instructions to its transfer agent to ensure compliance with the restrictions on transfer.

        5. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE OPTION SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE OPTION SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, IF OPTIONEE IS AN INSIDER SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT, OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OPTIONEE'S TAX ADVISERS CONCERNING THE ADVISABILITY OF FILING AN 83(B) ELECTION WITH THE INTERNAL REVENUE SERVICE.

        6. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price of the Option Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

        7. Entire Agreement. This Exercise Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                           Accepted by:

OPTIONEE:  _______________________      ELECTRONIC ARTS INC.
             (Print Name)

 _________________________________      By: ____________________________________
             (Signature)                     Ruth A. Kennedy
                                        Its: Sr. Vice President, General Counsel


Dated:  __________________________      Dated:__________________________________

                     ADDENDUM TO THE 1991 STOCK OPTION PLAN
                             OF ELECTRONIC ARTS INC.
                            AS AMENDED JULY 31, 1997

RULES APPLICABLE TO UNITED KINGDOM EMPLOYEES

        Pursuant to the authority contained in Section 16 of the 1991 Stock Option Plan of Electronic Arts Inc. the Board (as defined below) of Electronic Arts Inc. has amended that Plan by approving the following Rules as a scheme intended to extend the benefits of stock options granted under the Plan to employees of Electronic Arts Inc. residents in the United Kingdom and to United Kingdom resident employees of companies of which Electronic Arts Inc. has control (as defined below). These Rules are designed to qualify for approval as an approved share option scheme under Schedule 9 (as defined below).

        The Rules should be read in conjunction with the Plan and are subject to the terms and conditions except to the extent that the terms of the Plan are specifically disapplied or are inconsistent with the terms of these Rules.
Section 11 of the Plan shall not apply to any options issued subject to these Rules.

        The Rules set out below apply to any grant of options under the Plan:

        (a) to individuals who are resident in the United Kingdom for United Kingdom tax purposes and in respect of whom the limitations in Rule 3 below have not been breached, and

        (b) expressly stated to be subject to these Rules.

1.      DEFINITIONS.

        1.1 In these Rules the following words and expressions shall have the following meanings:

"Plan"                        the 1991 Stock Option Plan of Electronic Arts Inc.
                              (as amended);

"Approval Date"               the later of the date on which these Rules are
                              adopted by the Board under Section 13 of the Plan or the date on which these Rules are approved by the Board of Inland Revenue under Schedule 9;

"Associated Company"          has the same meaning as in Section 416 of ICTA
                              1988;

"Auditors"                    the Auditors for the time being of the Company
                              (acting as experts and not as arbitrators);

"Board" the Board of Directors of the Company or such committee pointed by the Board of Directors to administer the Plan;

"Company"                     Electronic Arts Inc., a company incorporated under
                              the laws of Delaware, USA, having its principal place of business at 209 Redwood Shores Parkway, Redwood City, CA 94065, USA;

"Control"                     Has the same meaning as in Section 840 of ICTA
                              1988

"Date of Grant"               the date on which the Board makes the
                              determination to grant an Option under the Scheme;

"Eligible Employee"           any director (other than a director of the
                              Company) or employee of any Participating Company who is required to devote to his or her duties for all Participating Companies not less than 25 hours
                              (or, in the case of an employee who is not a director of any Participating Company, 20 hours) per week (excluding meal breaks) and is not precluded by paragraph 8 of Schedule 9 from participating in the Scheme;

"Fair Market Value"           the value of a Share on the Date of Grant
                              determined by the Board in good faith except that the Fair Market Value in respect of Shares to be offered under option to an Eligible Employee who owns more than 10% of the total combined voting power of all classes of stock or shares of the Company or any Associated
                              Company shall be equal to at least 110% of the fair market value of those Shares at the Date of Grant;

"ICTA 1988"                   The Income and Corporation Taxes Act 1988.

"Market Value"                on any day the market value of a Share determined
                              in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purpose of the Scheme with the United Kingdom Inland Revenue Share Valuation
                              Division;

"Option" a right to subscribe for Shares granted (or to be granted) in accordance with the Rules of this Scheme;

"Participating Company"       the Company and any other company of which the
                              Company has Control and which is for the time being nominated by the Board to be a Participating
                              Company;

"Relevant Emoluments"         the meaning which the term bears in sub-paragraph
                              (2) of paragraph 28 of Schedule 9, by virtue of sub-paragraph (4) of that paragraph;

"Rules" the Rules of the Scheme as from time to time amended;

"Schedule 9"                  Schedule 9 of ICTA 1988.

"Scheme" the Plan to the extent governed by these Rules as from time to time amended;

"Share" a share of the Common Stock of the Company which satisfies the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9;

"Subscription Price"          the price at which each Share subject to an Option
                              may be acquired on the exercise of that Option being, subject to Rule 2, the highest of:

                                    (i)   the par value of a Share;

                                    (ii)  the Fair Market Value on the Date of
                                          Grant; and

                                    (iii) the Market Value on the Date of Grant;

"Subsisting Option"           an Option which has neither lapsed nor been
                              exercised;

"Year of Assessment"          a year beginning on any 6th April and ending on
                              the following 5th April.

        1.2. Reference to the provision of any statute is a reference to it as amended or as re-enacted with or without modification.

        1.3. Any reference in these Rules to an amount expressed in pounds sterling shall be treated as a reference to that amount converted into US dollars at the mid-market spot rate of exchange in force at close of business in London on the relevant date.

2.      Grant of Options

        2.1 At any time or times not earlier than the Approval Date nor later than the expiration or termination of the Plan the Board may at its absolute discretion select any number of individuals who are on the Date of Grant Eligible Employees or who may on the date on which an Option is to be granted to them be Eligible Employees and may grant to each such individual an Option by means of the issue of a written option agreement duly signed by the Company's representatives in such form, not inconsistent with these Rules, as the Board may determine.

        2.2 Each option agreement shall set out the terms of the Options, including details of:

        (a) the number of Shares over which that Eligible Employee has been granted Options (being less than that number of Shares which would cause the limit specified in Rule 3 to be exceeded); and

        (b) the Subscription Price at which Shares may be acquired on the exercise of any Option granted.

        2.3 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each option agreement shall carry a statement to this effect.

3.      Limitations on Grants

        No Option shall be granted to an Eligible Employee if immediately following such grant he or she would hold Subsisting Options over Shares with an aggregate Subscription Price exceeding the greater of:

               (a) Pound Sterling30,000; or

               (b) four times the amount of the Eligible Employee's Relevant Emoluments for the current or preceding Year of Assessment (whichever of those years gives the greater amount) or, if there were no Relevant Emoluments for the preceding Year of Assessment, four times the amount of the Relevant Emoluments for the period of twelve months beginning with the first day during the current Year of Assessment in respect of which there are Relevant Emoluments.

For the purpose of this Rule 3, Options shall include all Options granted under this Scheme and all options granted under any other scheme approved under
Schedule 9 and established by the Company or any Associated Company thereof.

4.      Exercise of Options

        4.1 An Option shall lapse on the earliest of the following events:

               (a) the tenth anniversary of the Date of Grant;

               (b) the first anniversary of the Option holder's death or disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1954 (as amended);

               (c) unless the Board otherwise decides, at the expiry of three months following the Option holder ceasing to be a director or employee of any Participating Company (except in the circumstances described in Rule 4.1(b) in which case an Option shall lapse on the first anniversary of such an event;

               (d) the expiration of the period within which an Option may be exercised in accordance with Rule 5.

        4.2 Notwithstanding the terms of Rule 4.1 and 7, but subject to Rule 5.3, this Rule 4.2 shall apply in relation to the exercise of an Option:

               (a) if at the time of exercise of an Option (or the date of death of an Option holder if earlier) the Option holder has been continuously employed by any Participating Company for at least 50 full calendar months from the Vesting Start Date (as defined below) the Option may be exercised in respect of all Shares subject to that Option;

               (b) to the extent that such continuous employment by an Option holder has not been attained for 50 full calendar months from the Vesting Start Date, the Option may be exercised only in respect of 2 per cent of the number of Shares subject to the Option (rounded down to the nearest whole number of Shares) for each full calendar month of continuous employment of the Option holder by any Participating Company from the Vesting Start Date completed at the time of exercise of an Option (or the date of death of an Option holder if earlier);

               (c) the period of continuous employment shall be determined for the purpose of this Rule 4.2 by the Board in accordance with such rules as the Board may notify to the Option holders at the time of grant; in the absence of any such notification the period of continuous employment shall be the period from the Vesting Start Date until the date on which the Option holder's employment by a Participating Company ceases or (if earlier) the date on which notice is given (either by the Option holder or by the Participating Company) to determine an Option holder's service agreement with the Participating

Company; and accordingly the provision of Sections 51 and Schedule 13 of the Employment Protection (Consolidation) Act of 1978 as amended (which define "continuous employment" for certain purposes) shall not apply;

               (d) in this Rule 4.2, "Vesting Start Date" shall be such date not later than the Date of Grant as may be specified in the option agreement.

5.      Takeovers and Liquidations

        5.1 If any person obtains Control of the Company as a result of making:

               (a) a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

               (b) a general offer to acquire all the shares in the Company which are of the same class as the Shares then any Subsisting Option may be exercised (subject to Rules 4.2 and 5.4) within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

        5.2 If the Company is to be dissolved or liquidated or substantially all of the assets of the Company are sold, any Subsisting Option may be exercised (to the extent permitted by Rule 4.2) within six months of the date (or dates) fixed by the Board prior to the effective date of such dissolution, liquidation or sale. If the Board does not fix any such date, then this Rule 5.2 shall not apply.

        5.3 If any person obtains Control of the Company or purchases substantially all of its assets, but does not assume all Subsisting Options or substitute substantially equivalent options therefor, then the exerciseability of such Subsisting Options will no longer be restricted by Rule 4.2.

        5.4 If as a result of the events specified in Rule 5.1 a company has obtained Control of the Company, the Company shall seek the agreement of that other company (the "Acquiring Company") and if such agreement is obtained shall exchange each Subsisting Option for a new Option which satisfies the following conditions:

               (a) the new Option is over shares in the Acquiring Company or a company Controlling the Acquiring Company which satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9 (and the term "Shares" in this Scheme shall thereafter be construed accordingly);

               (b) the new Option is a right to acquire such number of such Shares as has on acquisition of the new Option an aggregate Market Value equal to the aggregate Market Value of the Shares subject to the old Option on its disposal;

               (c) the new Option has a Subscription Price per Share such that the aggregate price payable on complete exercise equals the aggregate price which would have been payable on complete exercise of the old Option; and

               (d) the new Option is otherwise identical in terms to the old Option.

The new Option shall, for all other purposes of this Scheme, be treated as having been acquired at the same time as the Old Option for which it is exchanged.

        5.5 For the purposes of this Rule 5 (other than Rule 5.4) a person shall be deemed to have obtained Control of a Company if he or she and others acting in concert with him have together obtained Control of it.

        5.6 The exercise of an Option pursuant to the preceding provisions of this Rule 5 shall be subject to the provisions of Rule 7 below.

6.      Variation of Share Capital

        In the event of any capitalization or rights issue or any consolidation, sub-division or reduction of capital by the Company, the number of Shares subject to any Option and the Subscription Price for each of those Shares shall be adjusted in such manner as the Auditors confirm to be fair and reasonable provided that:

               (a) the aggregate amount payable on the exercise of an Option in full is not increased;

               (b) the Subscription Price for a Share is not reduced below its nominal value (if any);

               (c) no adjustment shall be made without the prior approval of the United Kingdom Board of Inland Revenue; and

               (d) following the adjustment the Shares continue to satisfy the conditions specified in paragraph 10 to 14 inclusive of Schedule 9.

7.      Manner of Exercise of Options

        7.1 No Option may be exercised by an individual at any time when he or she is precluded by Paragraph 8 of Schedule 9 from participating in the Scheme.

        7.2 No Option may be exercised by an individual at any time when the Option holder has not completed three full months of continuous employment with any Participating Company ending on the proposed date of exercise or death of the Option holder if earlier.

        7.3 No Option may be exercised at any time when each of the shares which may be thereby acquired is not a Share as defined in Rule 1.1.

        7.4 Options shall be exercised by the Option holder, or as the case may be, his or her personal representatives, giving notice to the Company in writing of the number of Shares in respect of which he or she wishes to exercise Options accompanied by the appropriate cash payment in US dollars and a completed Option Exercise Notice and Agreement, and shall be effective on the date of its receipt by the Company, provided always that the Board will accept cash payments only and shall have no discretion to permit payments in money's worth.

        7.5 Shares shall be allotted and issued within 30 days of the date of exercise. Save for any rights determined by reference to a date preceding the date of allotment, such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment.

        7.6 When an Option is exercised only in part the balance shall remain exercisable on the same terms as originally applied to the whole Option. However no Option may be exercised over a fraction of a Share.

8.      Administration and Amendment

        8.1 The Scheme shall be administered by the Board whose decision on all disputes shall be final.

        8.2 The Board may from time to time amend these Rules provided that:

               (a) no amendment may detrimentally affect an Option holder as regards an Option granted prior to the amendment being made;

               (b) no amendment may be made which would make the terms on which Options may be granted materially more generous or would increase the limits specified in Rule 3 without the prior approval of the Company in general meeting; and

               (c) no amendment shall have effect until approved by the United Kingdom Board of Inland Revenue.

        8.3 The cost of establishing and operating the Scheme shall be borne by the Participating Companies in such proportions as the Board shall determine.

        8.4 Any notice or other communication under or in connection with the Scheme may be given by the Company either personally or by post, and to the Company either personally or by post to the Board; items sent by post shall be pre-paid and shall be deemed to have been received 7 days after posting.

9.      Headings

        The headings herein are provided for reference and convenience only, shall not be considered part of the Scheme, and shall not be employed in construction of the Scheme.

10.     Controlling Law

        This Scheme shall be construed and enforced according to the laws of England.

                                                       Employee #: Class
                                                       Grant #:______
                                                       Location:_____


                              ELECTRONIC ARTS INC.
                         APPROVED UK STOCK OPTION GRANT

        Electronic Arts Inc., a Delaware corporation, (the "Company") hereby grants to the optionee named below (the "Optionee"), a non-qualified stock option (the "Option") to purchase the total number of shares set forth below of common stock of the Company (the "Option Shares") at the exercise price per share set forth below (the "Exercise Price"). The option is subject to all the terms and conditions of the Approved UK Stock Option Grant including the terms and conditions contained in the attached Appendix A (the "Grant") and the Addendum to the Company's 1991 Stock Option Plan entitled Rules Applicable to United Kingdom Employees" as amended to date (the "Rules") attached as Exhibit A, the provisions of which are incorporated herein by this reference. The principal features of the option are as follows:

Optionee:

Address:

Number of Option Shares:                     Exercise Price per Share:

Date of Grant:                               Expiration Date:

Vest Start Date:

        Subject to the terms and conditions of the Plan and this Grant, the Option shall vest 2% per month for 50 months on the 1st day of each calendar month until the earlier of (1) the date the option becomes fully vested or (2) the date the optionee ceases to be employed. An optionee shall be deemed to have worked a calendar month if optionee has worked any portion of that month. Vesting will be suspended during any unpaid leave of absence. Optionee may first exercise the Option with respect to the vested Option Shares on the first day of the 12th month from Vest Start Date. Optionee may then exercise the Option with respect to vested Option Shares at any time until expiration or termination.

        PLEASE READ ALL OF APPENDIX A WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE OPTION.

ELECTRONIC ARTS INC.


By:
      ---------------------------------------------
Its:  Sr. Vice President, Chief Financial and Administrative Officer
      --------------------------------------------------------------

                                   ACCEPTANCE

Optionee hereby acknowledges that a copy of the Plan, the Rules and a copy of the Prospectus as amended are available upon request from the Stock Administration department and can also be accessed electronically. Optionee represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and provisions of the Plan, the Rules and this Grant. OPTIONEE ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON EXERCISE OF THIS OPTION AND THAT OPTIONEE SHOULD CONSULT A TAX ADVISER PRIOR TO SUCH EXERCISE.


-----------------------------------
Optionee

                                                                      APPENDIX A

                              ELECTRONIC ARTS INC.
                  APPROVED UK STOCK OPTION TERMS AND CONDITIONS


        1. Grant of Option: Electronic Arts Inc. (the "Company"), a Delaware corporation, hereby grants to the optionee named above (the "Optionee") a nonqualified stock option (this "Option") to purchase the total number of shares set forth above of Common Stock of the Company (the "Option Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Approved UK Stock Option Grant ("Grant") and the Addendum to the Company's 1991 Stock Option Plan entitled Rules Applicable to United Kingdom Employees" as amended to date (the "Rules"), the provisions of which are incorporated herein by this reference.

        2. Vesting Period of Option. Subject to the terms and conditions of the Plan and this Grant, this Option shall vest with respect to the Option Shares as to 2% per month for 50 months beginning on the "Vesting Start Date", and shall continue until the earlier of (1) the date the Option becomes fully vested or
(2) the date the Optionee ceases to be employed. Vesting will be suspended during any unpaid leave of absence.

        3. Exercise Period of Option. Subject to the terms and conditions of the Plan and this Grant, Optionee may first exercise this Option with respect to the vested Option Shares, as described in Paragraph 2, 3 months from Vest Start Date
 . Optionee may then exercise this Option with respect to Vested Option Shares at any time until expiration or termination.

An optionee shall be deemed to have worked a calendar month if optionee has worked any portion of that month. The terms and conditions of this Grant provide that this Option shall expire ten (10) years after the date of grant (the "Date of Grant") set forth above (the "Expiration Date") and must be exercised, if at all, on or before the Expiration Date.

        The terms and conditions of this Grant provide that this Option shall expire on the earlier of (the "Expiration Date"):

               (a) the tenth anniversary of the Date of Grant, as specified above;

               (b) such earlier date as may be provided in Section 4 of this Grant; or

               (c) such other earlier date as may be provided for in the Rules as a result of certain events including a takeover or sale of the Company.

        4. Restrictions on Exercise. Exercise of this Option is subject to the following limitations:

               (a) This Option may not be exercised unless such exercise is in compliance with the United States Securities Act of 1933, as amended, the United States Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed, as they are in effect on the date of exercise.

               (b) This Option may be exercised even if there is outstanding, within the meaning of Section 422A(c)(7) of the United States Internal Revenue Code of 1954, as amended (the "Code"), any incentive stock option to purchase stock of the Company or its Parent or Subsidiary (as defined in the plan) that was granted to the Optionee before the grant of this Option.

        5. Termination of Option. Except as provided in this Section, this Option shall terminate and may not be exercised if the Optionee ceases to be an employee or director of a Participating Company.

               (a) If the Optionee ceases to be an employee or Director of a Participating Company for any reason except death or disability, this Option, to the extent that it is exercisable by the Optionee on the date on which the Optionee ceases to be an employee (the "Termination Date"), may be exercised by the Optionee within 3 months after the Termination Date, but in no event later than the Expiration Date.

               (b) If the Optionee's employment with the Company is terminated because of the death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code, this Option, to the extent that it is exercisable by the Optionee on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative) at any time within one year after the Termination Date, but in any event no later than the Expiration Date.

        6.     Manner of Exercise.

               (a) This Option shall be exercisable by delivery to the Company of written notice in the form attached hereto as Exhibit B, or in such other form as may be approved by the Board, which shall set forth the Optionee's election to exercise this Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

               (b) Such notice shall be accompanied by full payment of the Exercise Price in cash in U.S. dollars.

               (c) Prior to the issuance of the Option Shares upon exercise of this Option, the Optionee must pay or make adequate provision for any applicable national or regional withholding obligations of the Company.

               (d) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee's legal representative.

        7. Compliance with Laws and Regulations. The issuance and transfer of Option Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of United States federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of such issuance or transfer.

        8. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

        9. Tax Consequences. Set forth below is a brief summary of the current Inland Revenue tax consequences with regard to the exercise of this Option and the subsequent sale of the Option Shares. THIS IS A SUMMARY FOR OPTIONEE'S INFORMATION ONLY AND OPTIONEE IS ADVISED TO SEEK INDIVIDUAL TAX ADVICE.

               (a) The Addendum to the Plan under which this Option has been granted has been approved by the UK Board of Inland Revenue under paragraph 1,
Schedule 9.

               (b) Unless and until approval is withdrawn, there will be no charge to UK income tax on the exercise of an Option in accordance with the Plan at a time when:

                      (i) at least 3 but not more than 10 years have passed from the Date of Grant of the Option; and

                      (ii) at least 3 years have elapsed since the latest previous exercise by the Optionee of any option (granted under a scheme which is approved under the ICTA 1988) which enjoyed relief from income tax.

               (c) On a subsequent sale of the Option Shares, the Optionee will be liable to pay capital gains tax on the resultant gains.

               (d) The Company intends to maintain in force the UK Inland Revenue approval for the Plan. However, if it is unable or unwilling to do so, it shall be under no liability to the Optionee as a result of any increased tax liability incurred by him or her whether on exercise of the Option, sale of the Option Shares or otherwise.

        10. Interpretation. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company forthwith to the Board, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on the Company and on Optionee.

        11. Entire Agreement. The Rules and the Notice and Agreement are incorporated herein by reference. This Grant, the Rules and the Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

                  UK STOCK OPTION EXERCISE NOTICE AND AGREEMENT


Electronic Arts Inc.
209 Redwood Shores Parkway,
Redwood City, CA 94065
USA
Attention:  Stock Administrator


        1. Exercise of Option. The undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase ______________ shares of the Common Stock (the "Option Shares") of Electronic Arts Inc. (the "Company") under and pursuant to the Addendum to the Company's ______________ Stock Option Plan titled "Rules Applicable to United Kingdom Employees," as amended to date (the "Rules") and the stock option grant dated ______________ (the "Grant"). The terms and conditions of the Rules and the Grant are hereby incorporated into and made a part of this Agreement by this reference.

        2. Representations of Optionee. Optionee hereby acknowledges, represents and warrants that Optionee has received, read and understood the Rules and the Grant and will abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Option Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Option Shares.

        3. Compliance with Securities Laws. Optionee understands and acknowledges that the exercise of any rights to purchase any Option Shares is expressly conditioned upon compliance with the United States Securities Act of 1933, the United States Exchange Act of 1934, the requirements of any stock exchange or national market system on which the Company's stock may be listed, and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

        4. Stop Transfer Notices. Optionee understands and agrees that the Company may issue appropriate "stop transfer" instructions to its transfer agent to ensure compliance with the restrictions on transfer.

        5. Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Option Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Option Shares and that Optionee is not relying on the Company for any tax advice.

        6. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price of the Option Shares that Optionee has elected to purchase and has made provision for the payment of any national or regional withholding taxes required to be paid or withheld by the Company.

        7. Entire Agreement. This Exercise Agreement, the Rules and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by the laws of England.


Submitted by:                           Accepted by:

OPTIONEE:  ________________________     ELECTRONIC ARTS INC.
               (Print Name)

 __________________________________     By: ____________________________________
               (Signature)                   Ruth A. Kennedy
                                        Its: Sr. Vice President, General Counsel


Dated:  ___________________________     Dated:__________________________________